Exhibit 99.1

Headline:	Xcel Brands Reports Third Quarter 2015 Financial Results

Body:

Company Reports Third Quarter Non-GAAP Diluted EPS of $0.08

Third Quarter Revenue Increased 36% to $7.3 Million

Company Closed Equity Offering of $16.1 Million, Net and Acquired the C Wonder Brand

Company Entered Into Strategic Collaboration with Hudson's Bay Company and Lord & Taylor

Company Launched H by Halston on QVC

NEW YORK, Nov. 12, 2015 (GLOBE NEWSWIRE) -- Xcel Brands, Inc. (NASDAQ:XELB) ("Xcel" or the "Company"), a brand development and media company, today announced its financial results for the third quarter and first nine months ended September 30, 2015.

"We are pleased to report impressive top-line growth driven by strong performance across our core brands and continued progress in international expansion," said Robert W. D'Loren, Xcel's Chairman and Chief Executive Officer. He further stated, "During the third quarter we successfully uplisted to the NASDAQ Global Market, completed a public offering raising $16.1 million of equity, completed the acquisition of the C. Wonder brand and entered into a strategic design and license agreement with Hudson's Bay Company (HBC). We are excited for our collaboration with HBC, which will include developing lines for four of our brands under a fast fashion supply chain planned to launch in 2016 at HBC stores including Lord & Taylor in the United States and The Bay in Canada. Additionally in September, we launched the H by Halston brand on QVC. Thus far the products and results have exceeded our expectations. The success of this launch and our third quarter achievements provide strong evidence of the strength of our business model, our ability to successfully expand our business by investing in design, marketing, and media related to our brands, and our commitment to increasing value for our shareholders."

Third Quarter 2015

Total revenue for the quarter ended September 30, 2015 (the "Current Quarter") increased to $7.3 million from $5.4 million for the quarter ended September 30, 2014 (the "Prior Year Quarter"). The Current Quarter total revenue growth was primarily driven by increases in net licensing revenues.

Net income was $0.03 and $0.07 million for the Current Quarter and the Prior Year Quarter, respectively. Non-GAAP net income for the Current Quarter was $1.4 million, or non-GAAP diluted EPS of $0.08 based on approximately 18.3 million weighted average shares outstanding, compared to non-GAAP net income of $1.4 million, or non-GAAP diluted EPS of $0.11 based on approximately 13 million weighted average shares outstanding, for the Prior Year Quarter. Non-GAAP diluted EPS excludes a loss from discontinued operations of $0.00 and $0.01 for the Current Quarter and Prior Year Quarter, respectively.

Adjusted EBITDA was $2.2 million for both the Current Quarter and the Prior Year Quarter. Although the Current Quarter total revenue increased over 35% from the Prior Year Quarter, Adjusted EBITDA was flat due to the timing of expenses and revenue recognition related to our new businesses.

Total revenue for the nine months ended September 30, 2015 (the "Current Nine Months") increased approximately $5.2 million to $20.2 million from $15.0 million for the nine months ended September 30, 2014 (the "Prior Year Nine Months"). Total revenue growth for the Current Nine Months was primarily driven by increases in net licensing revenues.

Net income was $1.8 million compared to net loss of $0.5 million for the same period last year. Non-GAAP net income for the Current Nine Months was $4.2 million, or non-GAAP diluted EPS of $0.26 based on approximately 16.5 million weighted average shares outstanding, compared to non-GAAP net income of $4.2 million, or non-GAAP diluted EPS of $0.36 based on approximately 11.5 million weighted average shares outstanding, for the Prior Year Nine Months. Non-GAAP diluted EPS excludes a loss from discontinued operations of $0.02 and $0.04 for the Current Nine Months and Prior Year Nine Months, respectively.

Adjusted EBITDA for the Current Nine Months increased to $6.3 million compared to $5.7 million for the Prior Year Nine Months.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("U.S. GAAP"). Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 8:30 a.m. Eastern Time on Thursday, November 12, 2015. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 888-329-8877. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 409506.

About Xcel Brands

Xcel Brands, Inc. is a brand development and media company engaged in the design, licensing, marketing and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D'Loren in 2011 with a vision to reimagine shopping, entertainment and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, and C. Wonder brands, pioneering an omnichannel sales strategy which includes the promotion and sale of products under its brands through direct-response television, internet, brick and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant retailing, licensing, design, and marketing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 70 designers and social media focused marketing executives, Xcel maintains control of product quality and promotion across all of its licensed product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2014, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Xcel Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$16,204,000	$8,531,000
Accounts receivable, net	7,491,000	3,641,000
Prepaid expenses and other current assets	609,000	532,000
Deferred tax assets	622,000	633,000
Current assets held for disposition from discontinued retail operations	8,000	503,000
Total current assets	24,934,000	13,840,000
Property and equipment, net	578,000	833,000
Trademarks and other intangibles, net	112,604,000	97,679,000
Goodwill	12,371,000	12,371,000
Deferred finance costs, net	518,000	624,000
Restricted cash	1,112,000	--
Other assets	322,000	271,000
Long-term assets held for disposition from discontinued retail operations	--	123,000
Total non-current other assets	126,927,000	111,068,000
Total Assets	$152,439,000	$125,741,000

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$2,251,000	$3,339,000
Deferred revenue	719,000	256,000
Installment obligations in connection with the acquisition of the Ripka Brand	--	2,190,000
Other current liabilities	819,000	190,000
Current portion of long-term debt	12,464,000	5,650,000
Current portion of long-term debt, contingent obligations	250,000	5,766,000
Current liabilities held for disposition from discontinued retail operations	65,000	218,000
Total current liabilities	16,568,000	17,609,000
Long-Term Liabilities:
Long-term debt, less current portion	29,719,000	39,648,000
Deferred tax liabilities	7,982,000	8,082,000
Other long-term liabilities	268,000	178,000
Total long-term liabilities	37,969,000	47,908,000
Total Liabilities	54,537,000	65,517,000

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	--	--
Common stock, $.001 par value, 35,000,000 shares authorized at September 30, 2015 and December 31, 2014 and 18,440,070 and 14,011,896 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	18,000	14,000
Paid-in capital	92,586,000	56,718,000
Retained earnings	5,298,000	3,492,000
Total Stockholders' Equity	97,902,000	60,224,000

Total Liabilities and Stockholders' Equity	$152,439,000	$125,741,000

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Net licensing revenue	$7,289,000	$5,378,000	$20,082,000	$14,982,000
Net e-commerce sales	47,000	26,000	166,000	34,000
Total revenues	7,336,000	5,404,000	20,248,000	15,016,000
Cost of goods sold	51,000	18,000	131,000	22,000
Gross profit	7,285,000	5,386,000	20,117,000	14,994,000

Operating expenses
Salaries, benefits and employment taxes	3,463,000	2,390,000	9,639,000	6,771,000
Other design and marketing costs	669,000	411,000	1,761,000	767,000
Other selling, general and administrative expenses	961,000	475,000	2,482,000	1,856,000
Stock-based compensation	1,292,000	936,000	3,413,000	4,319,000
Depreciation and amortization	373,000	235,000	953,000	695,000
Total operating expenses	6,758,000	4,447,000	18,248,000	14,408,000

Other expenses (income)
Gain on reduction of contingent obligation	--	--	(3,000,000)	(600,000)
Loss on extinguishment of debt	--	--	1,371,000	--
Total other income, net	--	--	(1,629,000)	(600,000)

Operating income	527,000	939,000	3,498,000	1,186,000

Interest and finance expense
Interest expense - term debt	304,000	227,000	925,000	597,000
Other interest and finance charges	128,000	187,000	451,000	464,000
Total interest and finance expense	432,000	414,000	1,376,000	1,061,000

Income from continuing operations before income taxes	95,000	525,000	2,122,000	125,000

Income tax provision	51,000	242,000	35,000	68,000

Income from continuing operations	44,000	283,000	2,087,000	57,000

Loss from discontinued operations, net	(14,000)	(217,000)	(281,000)	(537,000)

Net income (loss)	$30,000	$66,000	$1,806,000	$(480,000)

Basic net income (loss) per share:
Continuing operations	$--	$0.02	$0.14	$--
Discontinued operations, net	--	(0.01)	(0.02)	(0.04)
Net income (loss)	$--	$0.01	$0.12	$(0.04)

Diluted net income (loss) per share:
Continuing operations	$--	$0.02	$0.13	$--
Discontinued operations, net	--	(0.01)	(0.02)	(0.04)
Net income (loss)	$--	$0.01	$0.11	$(0.04)

Basic weighted average common shares outstanding	17,187,272	12,021,614	15,380,609	11,526,277
Diluted weighted average common shares outstanding	18,278,182	13,034,169	16,471,519	11,526,277

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30,
	2015	2014

Cash flows provided by operating activities
Net income (loss)	$1,806,000	$(480,000)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Loss from discontinued operations, net	281,000	537,000
Depreciation and amortization expense	953,000	695,000
Amortization of deferred finance costs	116,000	56,000
Stock-based compensation	3,413,000	4,319,000
Allowance for doubtful accounts	(21,000)	(2,000)
Amortization of note discount	333,000	392,000
Deferred income tax benefit	(5,000)	(1,239,000)
Tax benefit from vested stock grants and exercised options	(83,000)	--
Gain on reduction of contingent obligation	(3,000,000)	(600,000)
Loss on extinguishment of debt	1,371,000	--
Changes in operating assets and liabilities:
Accounts receivable	(3,829,000)	(1,787,000)
Prepaid expenses and other assets	(141,000)	60,000
Accounts payable and accrued expenses	(1,040,000)	1,576,000
Deferred revenue	415,000	(69,000)
Other liabilities	718,000	21,000
Net cash provided by operating activities from continuing operations	1,287,000	3,479,000
Net cash provided by (used) in operating activities from discontinued operations, net	104,000	(787,000)
Net cash provided by operating activities	1,391,000	2,692,000

Cash flows used in investing activities
Cash consideration for asset acquisition of the Ripka Brand	--	(12,365,000)
Cash consideration for asset acquisition of the H Halston Brand	(14,000)	--
Cash consideration for asset acquisition of the C Wonder Brand	(3,586,000)	--
Purchase of property and equipment	(94,000)	(411,000)
Restricted cash for security deposit	(1,112,000)	--
Net cash used in investing activities from continuing operations	(4,806,000)	(12,776,000)
Net cash used in investing activities from discontinued operations, net	--	(234,000)
Net cash used in investing activities	(4,806,000)	(13,010,000)

Cash flows provided by financing activities
Proceeds from issuance of Common Stock, net of direct costs	16,107,000	--
Proceeds from exercise of stock options	65,000	6,000
Tax benefit from vested stock grants and exercised options	83,000	(63,000)
Shares repurchased on vesting of restricted stock	(711,000)	--
Proceeds from term debt related to the Ripka Brand	--	9,000,000
Payment of contingent obligation	--	(315,000)
Payment of deferred finance costs	(10,000)	(239,000)
Payment of long-term debt	(2,256,000)	--
Payment of installment obligations related to the acquisition of the Ripka Brand	(2,190,000)	--
Net cash provided by financing activities	11,088,000	8,389,000

Net increase in (decrease in) cash and cash equivalents	7,673,000	(1,929,000)

Cash and cash equivalents, beginning of period	8,531,000	7,461,000

Cash and cash equivalents, end of period	$16,204,000	$5,532,000

Supplemental disclosure of non-cash activities:
Issuance of common stock in connection with CW Wonder Brand acquisition	$9,000,000	$--
Contingent obligation related to acquisition of the C Wonder Brand	$2,850,000	$--
Issuance of common stock as payment for a portion of the Ripka Seller Notes	$5,400,000	$--
Issuance of common stock as payment for a portion of the QVC Earn-Out	$2,515,000	$--
Issuance of Notes payable as partial consideration in the acquisition of the Ripka Brand (net of debt discount)	$--	$4,165,000
Issuance of common stock in connection with Ripka Brand acquisition	$--	$2,286,000
Contingent obligation related to acquisition of the Ripka Brand	$--	$3,784,000

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$447,000	$93,000
Cash paid during the period for interest	$855,000	$571,000

Xcel Brands, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Non-GAAP Net Income and Adjusted EBITDA

Non-GAAP Net Income from Net Income (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$30,000	$66,000	$1,806,000	$(480,000)

Non-cash interest and finance charges	84,000	165,000	330,000	408,000
Stock-based compensation	1,292,000	936,000	3,413,000	4,319,000
Gain on reduction of contingent obligation	--	--	(3,000,000)	(600,000)
Loss on extinguishment of debt	--	--	1,371,000	--
Loss from discontinued operations, net	14,000	217,000	281,000	537,000
Other non-cash adjustments	--	10,000	--	13,000
Non-GAAP net income	$1,420,000	$1,394,000	$4,201,000	$4,197,000

Non-GAAP Diluted Earnings per Share ("EPS")
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$--	$0.01	$0.11	$(0.04)

Non-cash interest and finance charges	0.01	0.01	0.02	0.04
Stock-based compensation	0.07	0.08	0.21	0.37
Gain on reduction of contingent obligation	--	--	(0.18)	(0.05)
Loss on extinguishment of debt	--	--	0.08	--
Loss from discontinued operations, net	--	0.01	0.02	0.04
Other non-cash adjustments	--	--	--	--

Non-GAAP net income	$0.08	$0.11	$0.26	$0.36

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$30,000	$66,000	$1,806,000	$(480,000)

Depreciation and amortization	373,000	235,000	953,000	695,000
Total interest and finance expense	432,000	414,000	1,376,000	1,061,000
Income tax provision	51,000	242,000	35,000	68,000
State and local franchise taxes	27,000	31,000	83,000	75,000
Stock-based compensation	1,292,000	936,000	3,413,000	4,319,000
Gain on reduction of contingent obligation	--	--	(3,000,000)	(600,000)
Loss on extinguishment of debt	--	--	1,371,000	--
Loss from discontinued operations, net	14,000	217,000	281,000	537,000
Other non-cash adjustments	--	10,000	--	13,000

Non-GAAP net income	$2,219,000	$2,151,000	$6,318,000	$5,688,000

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss), exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, loss on extinguishment of debt, gain on reduction of contingent obligations, other non-cash adjustments and loss from discontinued operations, net. Non-GAAP net income and non-GAAP diluted EPS does not include the tax effect of the reconciling items.

Adjusted EBITDA is a non-GAAP unaudited term, which we define as net income (loss), exclusive of stock-based compensation, interest and finance expense, loss on extinguishment of debt, gain on reduction of contingent obligations, other non-cash adjustments, loss from discontinued operations, net, depreciation and amortization, income taxes and other state and local franchise taxes.

Management uses non-GAAP net income and Adjusted EBITDA (along with non-GAAP diluted EPS) as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's results of operations. These financial performance measurements are also useful because they provide supplemental information to assist investors in evaluating the Company's financial results. They should not be considered in isolation or as alternatives to net income (loss), net income (loss) per share or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Given that non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA are financial measures not deemed to be in accordance with U.S. GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS or Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this presentation. Our presentation of non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA alongside other financial performance measures, including our net income and other U.S. GAAP results, and not rely on any single financial measure.

CONTACT:

For further information please contact:

For media inquiries:

Quin Acciani

Manager

Lividini & Co.

646-443-2067

quin@lividini.com

Stephanie Taylor

PR Associate

Xcel Brands, Inc.

347-727-2483

staylor@xcelbrands.com

For investor relations inquiries:

Hunter Wells / John Mills

ICR

646-277-1246

Hunter.wells@icrinc.com / John.mills@icrinc.com